Exhibit 10.5

Amendment

Reference is made to the Intellectual Property License Agreement entered into by and between Global Digital Creations Holdings Limited, a Bermuda corporation (the “Licensor”) and GDC Technology Limited, a British Virgin Islands corporation (the “Licensee”) on 6 September 2011 (the “Agreement”).  All defined terms shall have the meaning ascribed to them in the Agreement unless otherwise defined herein.    This amendment to the Agreement (this “Amendment”) is made this 30th day of May 2013 (the “Amendment Execution Date”).

WHEREAS Licensee has completed it corporate restructuring for the purpose of its intended initial public offering on the Nasdaq Global Market, by means of the establishment of GDC Technology Limited, an exempt company duly incorporated on 11 April 2013 under the laws of the Cayman Islands (“Tech Cayman”)

A.            WHEREAS Licensor is a minority shareholder of Tech Cayman;

B.            WHEREAS Tech Cayman is the sole shareholder of Licensee;

C.            WHEREAS the Parties desire to extend certain intellectual property rights to Tech Cayman.

NOW, THEREFORE, in consideration of the foregoing premises and the following promises and covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.              With effect from 11 April 2013, (which is the incorporation date of Tech Cayman), Section 2.2 of the Agreement shall be deemed deleted in its entirety and substituted with the following :-

“2.2. Sublicense. Any sublicense granted by Licensee pursuant to Section 2.1 shall be consistent with the terms of this Agreement. Notwithstanding anything contained herein to the contrary, Licensee shall have the right to sublicense the Trade Names only to GDC Technology Limited, an exempt company duly incorporated in the Cayman Islands, and its subsidiaries (including Licensee), and Licensee shall not permit any sublicensee to further sublicense the GDC Marks, GDC Intellectual Property Rights, or Trade Names.”

2.              Save as varied hereby, the Agreement shall remain in full force and effect.

3.              This Amendment shall be governed by and construed in accordance with the laws of Hong Kong.

[Signature page follows]

In witness whereof the Parties have caused their duly authorized representatives to execute and deliver this Amendment on the Amendment Execution Date.

Licensor		Licensee

Global Digital Creations Holdings Limited		GDC Technology Limited

By	/s/ Chen Zheng	By	/s/ Chong Man Nang

Authorised Signature		Authorised Signature

Name: CHEN ZHENG		Name : CHONG MAN NANG

Title: Managing Director		Title : CEO

[Signature Page for the Amendment]